UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2015

AMARANTUS BIOSCIENCE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55016	26-0690857
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

655 Montgomery Street, Suite 900 San Francisco, CA	94111
(Address of Principal Executive Offices)	(Zip Code)

(408) 737-2734

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Option Agreement

On March 27, 2015, Amarantus Bioscience Holdings, Inc. (the “Company”) entered into Amendment No. 3 to the Option Agreement (the “Third Amendment Agreement”) between the Company and Lonza Walkersville, Inc. (“Lonza”) dated October 27, 2014 which provides that the option period may be further extended from March 31, 2015 on a month-by-month basis until August 31, 2015, upon payment of additional $350,000 on March 31, 2015, $400,000 on April 30, 2015, $600,000 on May 31, 2015, $600,000 on June 30, 2015 and $600,000 on July 31, 2015. If the Company exercises the option prior to any payment being due, then the payment (s) shall not be required to be paid. In the event an option payment is not made or the option is not executed, then the Company must pay Lonza a $1,000,000 break-up fee. Part of the proceeds from the option fees paid by the Company will be used by Lonza to prepare for a Phase 1/Early Phase 2 clinical trial of Engineered Skin Substitute Walkersville (“ESS-W”).

During the option period, the Company shall assist Lonza with the project management of the ESS-W program and Lonza shall provide the Company access to certain documents related to obtaining approval of an Institutional Review Board at the clinical site(s), initially a U.S. Military clinical site.

Note Transaction

On March 31, 2015, the Company entered into a Securities Purchase Agreement (the “SPA”) with an institutional investor (the “Investor”) pursuant to which such Investor purchased (i) an aggregate of $350,000 in principal amount of 12% Promissory Notes (the “Notes”) due December 23, 2015, and (ii) 280,000 shares of the Company’s restricted common stock (together, the “Note Transaction”).

The principal amount of the Notes shall accrue interest at a rate equal to 12% per annum, of which six (6) months’ worth of interest shall be guaranteed, payable on the Maturity Date in cash, or, at the Company’s option, in common stock or a combination thereof. At any time upon ten (10) days written notice to the Investor, the Company may prepay any portion of the principal amount of the Notes and any accrued and unpaid interest at an amount equal to 110% of the then outstanding principal amount of the Notes and guaranteed interest, 10% of which may be paid in cash or, at the Company’s option, in common stock or a combination thereof. Within three (3) business days following the consummation of a Qualified Financing (as defined in the Note), the Company shall prepay the entire principal amount of the Note then outstanding and any accrued and unpaid interest, at an amount equal to 110% of the then outstanding principal amount of the Notes and guaranteed interest, 10% of which may be paid in cash or, at the Company’s option, in common stock or a combination thereof.

The Notes contain certain customary Events of Default (including, but not limited to, default in payment of principal or interest thereunder, breaches of covenants, agreements, representations or warranties thereunder, the occurrence of an event of default under certain material contracts of the Company, including the transaction documents relating to the Note Transaction, changes in control of the Company and the entering or filing of certain monetary judgments against the Company). Upon the occurrence of any such Event of Default the outstanding principal amount of the Notes, plus accrued but unpaid interest, liquidated damages, and other amounts owing in respect thereof through the date of acceleration, shall become, at the Investor’s election, immediately due and payable in cash. Upon any Event of Default that results in acceleration of the Notes, the interest rate on the Notes shall accrue at an interest rate equal to the lesser of 24% per annum or the maximum rate permitted under applicable law.

In connection with the Note Transaction, effective on March 31, 2015, the Company entered into a Security Agreement with the Investor (the “Security Agreement”) pursuant to which the Company agreed to grant a security interest in certain of its property (the “Collateral”) to the Investor in order to secure the prompt payment, performance and discharge in full of all of the Company’s obligations under the Notes. The Collateral shall consist of all of the Debtors’ rights, title and interest in and to that certain Asset Purchase Agreement, dated November 7, 2014, by and among the Company, Regenicin, Inc., Clark Corporate Law Group, LLP, and Gordon & Rees, LLP and that certain Option Agreement, dated November 7, 2014, by and between the Company and Lonza Walkersville.

The foregoing description of the Third Amendment Agreement, the SPA, the Note and the Security Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of each of the Third Amendment Agreement, the SPA, the Note, and the Security Agreement, attached hereto as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, and Exhibit 10.4, respectively.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated by reference herein.

The issuance of the securities described above were completed in accordance with the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amendment No. 3 to Option Agreement dated March 27, 2015 between Amarantus Bioscience Holdings, Inc., and Lonza Walkersville, Inc.
10.2	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.2 filed with Current Report on Form 8-K on February 25, 2015).
10.3	Form of 12% Promissory Note( incorporated by reference to Exhibit 10.3 filed with Current Report on Form 8-K on February 25, 2015).
10.4	Form of Security Agreement (incorporated by reference to Exhibit 10.4 filed with Current Report on Form 8-K on February 25, 2015).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMARANTUS BIOSCIENCE HOLDINGS, INC.

Date: March 31, 2015	By:	/s/ Gerald E. Commissiong
Name: Gerald E. Commissiong
Title: Chief Executive Officer